EXHIBIT 3(ii).1

BY-LAWS

OF

PRN CORPORATION

ARTICLE I - OFFICES

Section 1. Registered Office: The registered office of the Corporation in the State of Delaware shall be at 15 North Street, Dover, County of Kent, Delaware 19901. The registered agent of the Corporation at such address shall be HIQ Corporate Services, Inc.

Section 2. Other Offices: The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II - SEAL

Section 1. Seal: The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.

ARTICLE III - STOCKHOLDERS MEETINGS

Section 1. Place: Meetings of stockholders shall be held at the principal office of the Corporation or at such place, either within or without the State of Delaware, as may be selected from time to time by the Board of Directors.

Section 2. Annual Meetings: The annual meeting of the stockholders shall be held at such time and place and on such date in each year as may be fixed by the Board of Directors. At such meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

Section 3. Election of Directors: Elections of the directors of the Corporation need not be by written ballot.

Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Section 5. Quorum: A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, that the date, hour and place of the adjourned meeting is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or shall be fixed pursuant to the terms of these By-laws, or if the adjournment is for more than thirty (30) days, however, notice of the adjourned meeting shall be given to persons who are stockholders as of the new record date. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each stockholder of record entitled to vote at or entitled to notice of the meeting, which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 8. Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation at its registered office in Delaware by hand or registered mail, return receipt requested, its principal place of business or the corporate officer having custody of the Corporation’s minute book.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner required by this Section 8 of Article III within sixty (60) days of the earliest dated consent.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

In the event that the action which is consented to is such as would have required the filing of a certificate under the General Corporation Law of the State of Delaware, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by such statute concerning any vote of stockholders, that written notice has been given in accordance with and as provided by statute.

Section 9. Conference Telephone: One or more stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 10. List of Stockholders: The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote at any meeting of Stockholders.

ARTICLE IV - DIRECTORS

Section 1. Number: The business and affairs of this Corporation shall be managed by its Board of Directors. The Board of Directors shall comprise eight members or such other number as may be determined from time by the Board of Directors provided, however, until the occurrence of a Qualified Public Offering (as such term is defined with respect to the Series E Preferred Stock of the Corporation in the certificate of incorporation of the Corporation), there will be no change in the authorized number of directors from eight without the prior approval of the holders of a majority of the outstanding shares of Series E Preferred Stock of the Corporation on an as-converted into common stock basis, including shares of common stock issued upon conversion of such Series E Preferred (including, for so long as Shamrock Capital Growth Fund, L.P. and affiliates thereof (“Shamrock”) holds at least fifty percent (50%) of the Series E Preferred (or common stock issued upon the conversion thereof) held by Shamrock as of the Series E Original Issue Date (as defined in Section 5 of Article VI of the Company’s Certificate of Incorporation) (such amount, the “Shamrock Series E Threshold”), shares of Series E Preferred and such common stock then held by Shamrock). The directors need not be residents of the State of Delaware or stockholders in the Corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the Corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 2. Regular Meetings: Regular meetings of the Board shall be held at such time and place as shall be determined by the Board.

Section 3. Special Meetings: Special meetings of the Board may be called by the President on ten (10) days notice to each director, either personally or by mail or by telegram or telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office or of the stockholders who own the majority of the outstanding shares of the Corporation entitled to vote.

Section 4. Quorum: A majority of the total number of directors shall constitute a quorum for the transaction of business and the act of the Board of Directors, except as may otherwise be provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

Section 5. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices outside of this state.

Section 6. Conference Telephone: One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 7. Compensation: Directors, as such, shall not receive any stated compensation for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 8. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9. Board Committees: The Board shall have an Audit Committee, a Compensation Committee and an Executive Committee and, by resolution, may designate from among its members other committees, each consisting of one (1) or more directors. The duties and powers of each Board committee shall be designated by the Board. Each such Board committee and the members thereof shall serve at the Board’s pleasure; provided, however, that until the occurrence of a Qualified Public Offering (as such term is defined with respect to the Series E Preferred Stock of the

Corporation in the certificate of incorporation of the Corporation), one of each of the GE Capital Designees and the Shamrock Designees (as each term is defined in the Restated Investor Rights Agreement entered into in connection with the issuance of the Series E Preferred Stock of the Corporation, as amended) shall be a member of each of the Audit Committee, the Compensation Committee and the Executive Committee of the Corporation (or successor or replacement committees performing similar functions).

ARTICLE V - OFFICERS

Section 1. Designation: The executive officers of the Corporation shall be chosen by the directors and shall be a president, secretary and treasurer. The Board of Directors may also choose a Chairman, vice presidents and such other officers as it shall deem necessary. Any number of offices except President and’ Secretary may be held by the same person.

Section 2. Term of Office: The officers of the Corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors or by the stockholders holding the majority of the outstanding shares of the Corporation entitled to vote whenever in their judgment the best interest of the Corporation will be served thereby.

Section 3. Chairman of the Board. The chairman of the Board shall preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these bylaws.

Section 4. President. The president shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and at meetings of the directors at which the chairman of the Board is not present; he shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the president, to any other officer of officers of the Corporation.

Section 5. Vice Presidents: In the absence of the President or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 6. Secretary: The secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, and under whose supervision he shall be. The secretary shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 7. Treasurer: The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall keep the monies of the Corporation in a separate account to the credit of the Corporation. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

ARTICLE VI - INDEMNIFICATION

Section 1. Right of Indemnification. The Corporation shall indemnify any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent that such right of indemnity is permitted by the laws of the State of Delaware.

Section 2. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s position as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

Section 3. Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII - VACANCIES

Section 1. Appointment: Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-laws.

Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VIII - CORPORATE RECORDS

Section 1. Inspection: Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this state or at its principal place of business.

ARTICLE IX - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. Record Book: The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall bear the corporate seal and shall be signed by the president and the secretary.

Section 2. Transfers: Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his lawful representative. No transfer shall be made which is inconsistent with law.

Section 3. Lost Certificate: The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Record Date: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. Similarly, the Board may fix, in advance, a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting, provided such date does not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and is not more than ten days after the date upon which such resolution is adopted. The Board may fix, in advance, a record date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, provided such date shall not precede the date upon which the resolution fixing the record date is adopted, and shall not be more than sixty days prior to such action.

If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with Section 8 of Article III. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year: The fiscal year shall be the calendar year.

Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4. Waiver of Notice: Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of the meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Resignations: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

ARTICLE XI - ANNUAL STATEMENT

Section 1. Preparation: The president and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the Corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE XII - AMENDMENTS

The original or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. Notwithstanding the foregoing, until the occurrence of a Qualified Public Offering (as such term is defined with respect to the Series E Preferred Stock of the Corporation in the certificate of incorporation of the Corporation), the second sentence of Section 1 and Section 9 of Article IV and this provision of Article XII of the By-Laws of the Corporation may only be amended with the prior approval of the holders of a majority of the outstanding shares of Series E Preferred Stock of the Corporation on an as-converted into common stock basis, including common stock issued upon the conversion thereof (including, (i) for so long as Shamrock holds the Shamrock Series E Threshold, shares of Series E Preferred or such common stock then held by Shamrock and (ii) for so long as GE

Capital or its affiliates holds at least fifty percent (50%) of the Series E Preferred (or common stock issued upon conversion thereof) held by GE Capital as of the Series E Original Issue Date (as defined in Section 5 of Article VI of the Company’s Certificate of Incorporation), shares of Series E Preferred or such common stock then held by GE Capital or its affiliates). The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.